UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2020

comScore, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, comScore, Inc. (the “Company”) is scheduled to present at the 15th Annual Needham Technology & Media Conference (the “Needham Conference”) on May 19, 2020 at 10:45 a.m. ET. Interested parties are invited to listen via webcast, a link to which is available in the Events & Presentations section of the Company’s Investor Relations website at https://ir.comscore.com/news-events/events-presentations. During the Needham Conference, the Company may discuss the following information:

•	As of May 18, 2020, the Company’s consolidated cash and cash equivalents (inclusive of less than $20.0 million of restricted cash) totaled more than $60.0 million.

•	The Company’s May 18, 2020 cash balance includes a significant upfront payment received in the second quarter of 2020 from a revenue contract signed during the second quarter of 2020.

•	The Company is evaluating whether to pay interest due on July 1, 2020 on its senior secured convertible notes in cash or through the issuance of shares of the Company’s common stock. This determination will depend on the Company’s financial position, market conditions and other considerations at the time the determination is made.

•	The Company’s previously disclosed strategic review is ongoing and in late stages. The Company’s Board of Directors remains focused on evaluating all financial and operational strategies that would maximize shareholder value, including a sale of the Company, while remaining in compliance with its covenants under the senior secured convertible notes. The Board of Directors is committed to concluding the review process as expeditiously as possible.

This Item 7.01 contains forward-looking statements within the meaning of federal and state securities laws, including without limitation the Company’s expectations, plans and opinions regarding its liquidity position, its interest payment due July 1, 2020, its compliance with covenants under the senior secured convertible notes, and its ongoing strategic review. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including but not limited to the impact of the COVID-19 pandemic on the Company’s business, financial condition and strategic review; external market conditions; and the Company’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that the Company makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website (www.sec.gov). Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Gregory A. Fink
Gregory A. Fink
Chief Financial Officer and Treasurer

Date: May 19, 2020

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